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EXHIBIT 99A.4
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COMBINED BALANCE SHEETS                U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                                             June 30,   December 31,
In millions                                    1996         1995
- -------------------------------------    ---------------------------
ASSETS
Current assets:
 Cash and cash equivalents                        $55          $172
 Accounts and notes receivable                  1,567         1,617
 Inventories and supplies                         198           193
 Deferred tax asset                               221           259
 Prepaid and other                                 83            51
                                         ---------------------------
   Total current assets                         2,124         2,292
                                         ---------------------------

Property, plant and equipment - net            13,728        13,529
Other assets                                      870           764
                                         ---------------------------
   Total assets                               $16,722       $16,585
                                         ===========================

LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                               $1,160        $1,065
 Accounts payable                                 675           851
 Dividends payable                                256           254
 Other                                          1,433         1,437
                                         ---------------------------
   Total current liabilities                    3,524         3,607
                                         ---------------------------

Long-term debt                                  5,671         5,689
Postretirement and other postemployment
 benefit obligations                            2,328         2,351
Deferred taxes, credits and other               1,464         1,462

Communications Group equity                     3,735         3,476
                                         ---------------------------
   Total liabilities and equity               $16,722       $16,585
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